RESTATED ARTICLES OF INCORPORATION
OF
Zions Bancorporation
Under Section16-10a-1007 of the Utah Revised Business Corporation Act (the “UBCA”), the following Restated Articles of Incorporation (“Articles”) of Zions Bancorporation, a Utah corporation (the “Corporation”), were adopted by the Board of Directors (the “Board of Directors”) of the Corporation at a meeting held on June 27, 2014. Shareholder action was not required.

1.	The name of the Corporation is Zions Bancorporation.

2.	These Articles restate the Restated Articles of Incorporation of the Corporation that were filed with the Utah Division of Corporations and Commercial Code on March 3, 2014.

3.	These Articles do not contain an amendment, but merely a correction to rectify a scrivener’s error.

ARTICLE I
NAME
The name of the corporation is Zions Bancorporation.
ARTICLE II
PURPOSES
The Corporation is organized to engage in any lawful acts, activities and pursuits for which a corporation may be organized under the UBCA.
ARTICLE III
CAPITALIZATION
Section 1. Authorized Shares. The aggregate number of shares of capital stock which this Corporation shall have authority to issue is 354,400,000, divided into two classes as follows:
(i)    350,000,000 shares of Common Stock, without par value, which shares shall be entitled to one vote per share; and
(ii)    4,400,000 shares of Preferred Stock, without par value.
The Board of Directors of this Corporation is expressly vested with the authority to determine, with respect to any class of Preferred Stock, the dividend rights (including rights as to cumulative, noncumulative or partially cumulative dividends) and preferences, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any such class of Preferred Stock. As to any series of Preferred Stock, the Board of Directors is authorized to determine the number of shares constituting such series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.
The Board of Directors of this Corporation is expressly vested with the authority to divide the above-described class of Preferred Stock into series and to fix and determine the variations in the relative rights and preferences of the shares of Preferred Stock of any series so established, including, without limitation, the following:
(i)    the rate of dividend;
(ii)    the price at and the terms and conditions on which shares may be redeemed;
(iii)    the amount payable upon shares in event of involuntary liquidation;
(iv)    the amount payable upon shares in event of voluntary liquidation;
(v)    sinking fund provisions for the redemption or purchase of shares;
(vi)    the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and
(vii)    such other variations in the relative rights and preferences of such shares which at the time of the establishment of such series are not prohibited by law.
Section 2. Definitions. As used in this Article III:
“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
“Business Day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah or New York City generally are authorized or required by law or executive order to close.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means (i) with respect to Series A Preferred Stock, the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized and issued over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation, (ii) with respect to Series C Preferred Stock, the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized and issued over which Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, (iii) with respect to Series F Preferred Stock, the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized and issued over which Series F Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, (iv) with respect to Series G Preferred Stock, the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized and issued over which Series G Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, (v) with respect to Series H Preferred Stock, the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized and issued over which Series H Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, (vi) with respect to Series I Preferred Stock, the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized and issued over which Series I Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, and (vii) with respect to Series J Preferred Stock, the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized and issued over which Series J Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“London Business Day” means any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.
“Nonpayment” shall have the meaning set forth in Section 10(b)(ix)(A) hereof.
“Parity Stock” (i) with respect to Series A Preferred Stock, means Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Corporation that ranks on par with Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation, (ii) with respect to Series C Preferred Stock, means Series A Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Corporation that ranks on par with Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation, (iii) with respect to Series F Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Corporation that ranks on par with Series F Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation, (iv) with respect to Series G Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Corporation that ranks on par with Series G Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation, (v) with respect to Series H Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Corporation that ranks on par with Series H Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation, (vi) with respect to Series I Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series J Preferred Stock and any other class or series of stock of the Corporation that ranks on par with Series I Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation, and (vii) with respect to Series J Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any other class or series of stock of the Corporation that ranks on par with Series J Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation.
“Preferred Directors” shall have the meaning set forth in Section 10(b)(ix)(A) hereof.
“Representative Amount” means, with respect to the determination of Three-Month LIBOR, an amount that, in the Series A Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
“Series A Calculation Agent” means Zions First National Bank or such other bank as may be acting as calculation agent for the Corporation with respect to Series A Preferred Stock.

“Series A Depositary Company” shall have the meaning set forth in Section 3(d)(iv) hereof.
“Series A Determination Date” means, with respect to any Series A Dividend Period, the second London Business Day immediately preceding the first day of such Series A Dividend Period.
“Series A Dividend Payment Date” shall have the meaning set forth in Section 3(c)(i) hereof.
“Series A Dividend Period” shall have the meaning set forth in Section 3(c)(i) hereof.
“Series A Preferred Stock” shall have the meaning set forth in Section 3(a) hereof.
“Series C Depositary Company” shall have the meaning set forth in Section 4(d)(iv) hereof.
“Series C Dividend Payment Date” shall have the meaning set forth in Section 4(c)(i) hereof.
“Series C Dividend Period” shall have the meaning set forth in Section 4(c)(i) hereof.
“Series C Preferred Stock” shall have the meaning set forth in Section 4(a) hereof.
“Series F Depositary Company” shall have the meaning set forth in Section 5(d)(iv) hereof.
“Series F Dividend Payment Date” shall have the meaning set forth in Section 5(c)(i) hereof.
“Series F Dividend Period” shall have the meaning set forth in Section 5(c)(i) hereof.
“Series F Preferred Stock” shall have the meaning set forth in Section 5(a) hereof.
“Series F Redemption Date” shall have the meaning set forth in Section 5(d)(i) hereof.
“Series F Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series F Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series F Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series F Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series F Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 CFR 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series F Preferred Stock is outstanding.
“Series G Calculation Agent” means Zions First National Bank or such other bank as may be acting as calculation agent for the Corporation with respect to Series G Preferred Stock.
“Series G Depositary Company” shall have the meaning set forth in Section 6(d)(iv) hereof.
“Series G Determination Date” means, with respect to any Series G Dividend Period, the second London Business Day immediately preceding the first day of such Series G Dividend Period.
“Series G Dividend Payment Date” shall have the meaning set forth in Section 6(c)(i) hereof.

“Series G Dividend Period” shall have the meaning set forth in Section 6(c)(i) hereof.
“Series G Fixed Rate Period” shall have the meaning set forth in Section 6(c)(i) hereof.
“Series G Floating Rate Period” shall have the meaning set forth in Section 6(c)(i) hereof.
“Series G Preferred Stock” shall have the meaning set forth in Section 6(a) hereof.
“Series G Redemption Date” shall have the meaning set forth in Section 6(d)(i) hereof.
“Series G Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series G Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series G Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series G Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series G Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 CFR 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series G Preferred Stock is outstanding.
“Series H Depositary Company” shall have the meaning set forth in Section 7(d)(iv) hereof.
“Series H Dividend Payment Date” shall have the meaning set forth in Section 7(c)(i) hereof.
“Series H Dividend Period” shall have the meaning set forth in Section 7(c)(i) hereof.
“Series H Preferred Stock” shall have the meaning set forth in Section 7(a) hereof.
“Series H Redemption Date” shall have the meaning set forth in Section 7(d)(i) hereof.
“Series H Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series H Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series H Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series H Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series H Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 CFR 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series H Preferred Stock is outstanding.
“Series I Calculation Agent” means Zions First National Bank or such other bank as may be acting as calculation agent for the Corporation with respect to Series I Preferred Stock.

“Series I Depositary Company” shall have the meaning set forth in Section 8(d)(iv) hereof.
“Series I Determination Date” means, with respect to any Series I Dividend Period, the second London Business Day immediately preceding the first day of such Series I Dividend Period.
“Series I Dividend Payment Date” shall have the meaning set forth in Section 8(c)(i) hereof.
“Series I Dividend Period” shall have the meaning set forth in Section 8(c)(i) hereof.
“Series I Fixed Rate Period” shall have the meaning set forth in Section 8(c)(i) hereof.
“Series I Floating Rate Period” shall have the meaning set forth in Section 8(c)(i) hereof.
“Series I Preferred Stock” shall have the meaning set forth in Section 8(a) hereof.
“Series I Redemption Date” shall have the meaning set forth in Section 8(d)(i) hereof.
“Series I Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series I Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series I Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series I Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series I Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 CFR 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series I Preferred Stock is outstanding.
“Series J Calculation Agent” means Zions First National Bank or such other bank as may be acting as calculation agent for the Corporation with respect to Series J Preferred Stock.
“Series J Depositary Company” shall have the meaning set forth in Section 9(d)(iv) hereof.
“Series J Determination Date” means, with respect to any Series J Dividend Period, the second London Business Day immediately preceding the first day of such Series J Dividend Period.
“Series J Dividend Payment Date” shall have the meaning set forth in Section 9(c)(i) hereof.
“Series J Dividend Period” shall have the meaning set forth in Section 9(c)(i) hereof.
“Series J Fixed Rate Period” shall have the meaning set forth in Section 9(c)(i) hereof.
“Series J Floating Rate Period” shall have the meaning set forth in Section 9(c)(i) hereof.
“Series J Preferred Stock” shall have the meaning set forth in Section 9(a) hereof.
“Series J Redemption Date” shall have the meaning set forth in Section 9(d)(i) hereof.

“Series J Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series J Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series J Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series J Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series J Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 CFR 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series J Preferred Stock is outstanding.
“Telerate Page 3750” means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
“Three-Month LIBOR” means:
(i)    with respect to any Series A Dividend Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of such Series A Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the Series A Determination Date. If such rate does not appear on Telerate Page 3750 or if Telerate Page 3750 is not available on the Series A Determination Date, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of such Series A Dividend Period and in a Representative Amount are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Series A Calculation Agent, at approximately 11:00 a.m., London time, on the Series A Determination Date. The Series A Calculation Agent will request the principal London office of each of such banks to provide a quotation of such rate (expressed as a percentage per annum). If at least two such quotations are provided, Three-Month LIBOR with respect to such Series A Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two such quotations are provided, Three-Month LIBOR with respect to such Series A Dividend Period will be determined on the basis of the rates quoted by three major banks in New York City selected by the Series A Calculation Agent, at approximately 11:00 a.m., New York City time, on the Series A Determination Date for loans in U.S. dollars in a Representative Amount to leading European banks for a three-month period commencing on the first day of such Series A Dividend Period. If at least two such quotations are provided, Three-Month LIBOR with respect to such Series A Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two such quotations are provided, Three-Month LIBOR for such Series A Dividend Period will be the same as Three-Month LIBOR as determined for the immediately previous Series A Dividend Period, or in the case of the first Series A Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series A Preferred Stock been outstanding. The Series A Calculation Agent’s determination of Three-Month LIBOR and calculation of the amount of dividends for each Series A Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error; and

(ii)    With respect to any Series G Dividend Period, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the Series G Determination Date. If no such rate appears on Reuters screen page “LIBOR01” on the Series G Determination Date at approximately 11:00 a.m., London time, then the Series G Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. If fewer than two quotations are provided, the Series G Calculation Agent, after consultation with the Corporation, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Series G Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Series G Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. If fewer than three quotations are provided, Three-Month LIBOR for the next Series G Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Series G Dividend Period. Absent manifest error, the Series G Calculation Agent’s determination of Three-Month LIBOR for a Series G Dividend Period will be binding and conclusive, and the Series G Calculation Agent will notify the Corporation of each determination of Three-Month LIBOR and will make the dividend rate for a Series G Dividend Period available to any stockholder upon request.
(iii)    With respect to any Series I Dividend Period, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the Series I Determination Date. If no such rate appears on Reuters screen page “LIBOR01” on the Series I Determination Date at approximately 11:00 a.m., London time, then the Series I Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. If fewer than two quotations are provided, the Series I Calculation Agent, after consultation with the Corporation, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Series I Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Series I Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. If fewer than three quotations are provided, Three-Month LIBOR for the next Series I Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Series I Dividend Period. Absent manifest error, the Series I Calculation Agent’s determination of Three-Month LIBOR for a Series I Dividend Period will be binding and conclusive, and the Series I Calculation Agent will notify the Corporation of each determination of Three-Month LIBOR and will make the dividend rate for a Series I Dividend Period available to any stockholder upon request.

(iv)    With respect to any Series J Dividend Period, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the Series J Determination Date. If no such rate appears on Reuters screen page “LIBOR01” on the Series J Determination Date at approximately 11:00 a.m., London time, then the Series J Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. If fewer than two quotations are provided, the Series J Calculation Agent, after consultation with the Corporation, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Series J Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Series J Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. If fewer than three quotations are provided, Three-Month LIBOR for the next Series J Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Series J Dividend Period. Absent manifest error, the Series J Calculation Agent’s determination of Three-Month LIBOR for a Series J Dividend Period will be binding and conclusive, and the Series J Calculation Agent will notify the Corporation of each determination of Three-Month LIBOR and will make the dividend rate for a Series J Dividend Period available to any stockholder upon request.
“Voting Parity Stock” (i) with respect to Series A Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series A Preferred Stock as to payment of dividends and has voting rights similar to those described in Section 10(b)(ix), (ii) with respect to Series C Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series C Preferred Stock as to payment of dividends and has voting rights similar to those described in Section 10(b)(ix), (iii) with respect to Series F Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series F Preferred Stock as to payment of dividends and has voting rights similar to those described in Section 10(b)(ix), (iv) with respect to Series G Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series G Preferred Stock as to payment of dividends and has voting rights similar to those described in Section 10(b)(ix), (v) with respect to Series H Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series H Preferred Stock as to payment of dividends and has voting rights similar to those described in Section 10(b)(ix), (vi) with respect to Series I Preferred Stock, means Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series I Preferred Stock as to payment of dividends and has voting rights similar to those described in Section 10(b)(ix), and (vii) with respect to Series J Preferred Stock, means Series A Preferred Stock, Series

C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and each class or series of Preferred Stock that ranks on parity with Series J Preferred Stock as to payment of dividends and has voting rights similar to those described in Section 10(b)(ix).
Section 3. Series A Preferred Stock.
(a)    Designation of Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. Series A Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock, in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.
(b)    Number of Shares. The number of authorized shares of Series A Preferred Stock shall be 140,000. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of Articles of Amendment pursuant to the provisions of the UBCA stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series A Preferred Stock.
(c)    Dividends.
(i)    Rate. Holders of Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available for the payment of dividends under the UBCA, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series A Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing March 15, 2007; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Series A Dividend Payment Date”). The period from and including any Series A Dividend Payment Date to but excluding the next Series A Dividend Payment Date is a “Series A Dividend Period”; provided, however, that the first Series A Dividend Period shall be the period from and including the date of original issuance of Series A Preferred Stock to but excluding the next Series A Dividend Payment Date; provided, further, that if additional shares of Series A Preferred Stock are issued subsequently, the first Series A Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series A Dividend Payment Date, the period from and including such Series A Dividend Payment Date to but excluding the next Series A Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series A Dividend Payment Date, the period from and including the most recent Series A Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series A Dividend Payment Date. Dividends on each share of Series A Preferred Stock will be payable, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, on the liquidation preference of $1,000 per share at a rate per annum equal to the greater of (A) Three-Month LIBOR plus 0.520% or (B) 4.000%. The record date for payment of dividends on Series A Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective

Series A Dividend Payment Date. The amount of dividends payable per share of Series A Preferred Stock on each Series A Dividend Payment Date shall be calculated by multiplying (A) the per annum rate described above in effect for the related Series A Dividend Period by (B) a fraction, the numerator of which shall be the actual number of days in such Series A Dividend Period and the denominator of which shall be 360, and by (C) $1,000. No interest will be payable in respect of any dividend payment on shares of Series A Preferred Stock that may be in arrears.
(ii)    Non-Cumulative Dividends. Dividends on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series A Preferred Stock on any Series A Dividend Payment Date are not declared and paid, in full or otherwise, on such Series A Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Corporation shall have no obligation to pay dividends for such Series A Dividend Period, whether or not dividends on Series A Preferred Stock are declared for any future Series A Dividend Period.
(iii)    Priority of Dividends. During any Series A Dividend Period, so long as any share of Series A Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section 3(c)(i) for each share of Series A Preferred Stock as of the Series A Dividend Payment Date for the then-current Series A Dividend Period have been paid, or declared and funds set aside therefor, and the Corporation is not in default on its obligations to redeem any shares of Series A Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Corporation, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series A Preferred Stock and such Parity Stock, except by conversion into or exchange for Junior Stock. On any Series A Dividend Payment Date for which dividends are not paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock for payment on such Series A Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series A Preferred Stock shall not be entitled to participate in any such dividend.
(d)    Redemption.
(i)    Optional Redemption. Series A Preferred Stock shall not be redeemable by the Corporation prior to December 15, 2011. On and after such date, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series A Preferred Stock at the time outstanding upon notice given as provided in Section 3(d)(ii) below. The redemption price for shares of Series A Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the redemption date. Holders of Series A Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series A Preferred Stock.

(ii)    Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be mailed by first class mail to the holders of record of Series A Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series A Preferred Stock or Series A Preferred Stock are held in book-entry form through the DTC, the Corporation may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section 3(d)(ii) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates for such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(iii)    Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series A Preferred Stock in proportion to the number of Series A Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 3(d), the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time.
(iv)    Effectiveness of Redemption. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Corporation for the benefit of the holder of any shares of Series A Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation (the “Series A Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series A Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Series A Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 4. Series C Preferred Stock.
(a)    Designation of 9.50% Series C Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “9.50% Series C Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series C Preferred Stock”). Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock. Series C Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.
(b)    Number of Shares. The number of authorized shares of Series C Preferred Stock shall be 1,400,000. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of Articles of Amendment pursuant to the provisions of the UBCA stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series C Preferred Stock.
(c)    Dividends.
(i)    Rate. Holders of Series C Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available for the payment of dividends under the UBCA, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series C Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing September 15, 2008; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Series C Dividend Payment Date”). The period from and including any Series C Dividend Payment Date to but excluding the next Series C Dividend Payment Date is a “Series C Dividend Period”; provided, however, that the first Series C Dividend Period shall be the period from and including the date of original issuance of Series C Preferred Stock to but excluding the next Series C Dividend Payment Date; provided, further, that if additional shares of Series C Preferred Stock are issued subsequently, the first Series C Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series C Dividend Payment Date, the period from and including such Series C Dividend Payment Date to but excluding the next Series C Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series C Dividend Payment Date, the period from and including the most recent Series C Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series C Dividend Payment Date.
Dividends on each share of Series C Preferred Stock will be payable, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, on the liquidation preference of $1,000 per share at a rate per annum equal to 9.50%.
The record date for payment of dividends on Series C Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective Series C Dividend Payment Date. The amount of dividends payable per share of Series C Preferred Stock on each Series C Dividend Payment Date shall be calculated by multiplying (A) the per annum rate described above in effect for the related Series C Dividend Period by (B) a fraction, the numerator of which shall be the actual number of days in such Series C Dividend Period and the denominator of which shall be 360, and by (C) $1,000. No interest will be payable in respect of any dividend payment on shares of Series C Preferred Stock that may be in arrears.
(ii)    Non-Cumulative Dividends. Dividends on shares of Series C Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series C Preferred Stock on any Series C Dividend Payment Date are not declared and paid, in full or otherwise, on such Series C Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Corporation shall have no obligation to pay dividends for such Series C Dividend Period, whether or not dividends on Series C Preferred Stock are declared for any future Series C Dividend Period.
(iii)    Priority of Dividends. During any Series C Dividend Period (other than the first Series C Dividend Period), so long as any share of Series C Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section 4(c)(i) for each share of Series C Preferred Stock as of the Series C Dividend Payment Date for the then-current Series C Dividend Period have been paid, or declared and funds set aside therefor, and the Corporation is not in default on its obligations to redeem any shares of Series C Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Corporation, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series C Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series C Dividend Payment Date for which dividends are not paid in full upon the shares of Series C Preferred Stock and any Parity Stock, all dividends declared upon shares of Series C Preferred Stock and any Parity Stock for payment on such Series C Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series C Preferred Stock shall not be entitled to participate in any such dividend.
(d)    Redemption.
(i)    Optional Redemption. Series C Preferred Stock shall not be redeemable by the Corporation prior to September 15, 2013. On and after such date, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series C Preferred Stock at the time outstanding upon notice given as provided in Section 4(d)(ii) below. The redemption price for shares of Series C Preferred Stock shall be $1,000 per share and an amount equal to the dividend for the then-current quarterly dividend period (whether or not declared but without accumulation of any undeclared dividends for prior periods) accrued to but excluding the date of redemption. Holders of Series C Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series C Preferred Stock.

(ii)    Notice of Redemption. Notice of every redemption of shares of Series C Preferred Stock shall be mailed by first class mail to the holders of record of Series C Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series C Preferred Stock or Series C Preferred Stock are held in book-entry form through the DTC, the Corporation may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section 4(d)(ii) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates for such shares of Series C Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(iii)    Partial Redemption. In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares of Series C Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series C Preferred Stock in proportion to the number of Series C Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 4(d), the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time.
(iv)    Effectiveness of Redemption. If notice of redemption of any shares of Series C Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Corporation for the benefit of the holder of any shares of Series C Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation (the “Series C Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series C Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Series C Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 5. Series F Preferred Stock.
(a)    Designation of Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series F Preferred Stock”). Each share of Series F Preferred Stock shall be identical in all respects to every other share of Series F Preferred Stock. Series F Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.
(b)    Number of Shares. The number of authorized shares of Series F Preferred Stock shall be 250,000. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series F Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of Articles of Amendment pursuant to the provisions of the UBCA stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series F Preferred Stock.
(c)    Dividends.
(i)    Rate. Holders of Series F Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available for the payment of dividends under the UBCA, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series F Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing June 15, 2012; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Series F Dividend Payment Date”). The period from and including any Series F Dividend Payment Date to but excluding the next Series F Dividend Payment Date is a “Series F Dividend Period”; provided, however, that the first Series F Dividend Period shall be the period from and including the date of original issuance of Series F Preferred Stock to but excluding the next Series F Dividend Payment Date; provided, further, that if additional shares of Series F Preferred Stock are issued subsequently, the first Series F Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series F Dividend Payment Date, the period from and including such Series F Dividend Payment Date to but excluding the next Series F Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series F Dividend Payment Date, the period from and including the most recent Series F Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series F Dividend Payment Date.
Dividends on each share of Series F Preferred Stock will be payable, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, on the liquidation preference of $1,000 per share at a rate per annum equal to 7.90%.
The record date for payment of dividends on Series F Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective Series F Dividend Payment Date. The amount of dividends payable per share of Series F Preferred Stock on each Series F Dividend Payment Date shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series F Preferred Stock on each Series F Dividend Payment Date for each full dividend period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series F Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series F Preferred Stock that may be in arrears.
(ii)    Non-Cumulative Dividends. Dividends on shares of Series F Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series F Preferred Stock on any Series F Dividend Payment Date are not declared and paid, in full or otherwise, on such Series F Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Corporation shall have no obligation to pay dividends for such Series F Dividend Period, whether or not dividends on Series F Preferred Stock are declared for any future Series F Dividend Period.
(iii)    Priority of Dividends. During any Series F Dividend Period (other than the first Series F Dividend Period), so long as any share of Series F Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section 5(c)(i) for each share of Series F Preferred Stock as of the Series F Dividend Payment Date for the then-current Series F Dividend Period have been paid, or declared and funds set aside therefor, and the Corporation is not in default on its obligations to redeem any shares of Series F Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Corporation, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series F Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series F Dividend Payment Date for which dividends are not paid in full upon the shares of Series F Preferred Stock and any Parity Stock, all dividends declared upon shares of Series F Preferred Stock and any Parity Stock for payment on such Series F Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series F Preferred Stock shall not be entitled to participate in any such dividend.
(d)    Redemption.
(i)    Optional Redemption. Series F Preferred Stock shall not be redeemable by the Corporation prior to June 15, 2017. On such date and every day thereafter (hereinafter referred to as a “Series F Redemption Date”), the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series F Preferred Stock at the time outstanding upon notice given as provided in Section 5(d)(ii) below. The redemption price for shares of Series F Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series F Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series F Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series F Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series F Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series F Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series F Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section 5(d)(ii) below.
(ii)    Notice of Redemption. Notice of every redemption of shares of Series F Preferred Stock shall be mailed by first class mail to the holders of record of Series F Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series F Preferred Stock or Series F Preferred Stock are held in book-entry form through the DTC, the Corporation may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section 5(d)(ii) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series F Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(iii)    Partial Redemption. In case of any redemption of only part of the shares of Series F Preferred Stock at the time outstanding, the shares of Series F Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series F Preferred Stock in proportion to the number of Series F Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 5(d), the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series F Preferred Stock shall be redeemed from time to time.
(iv)    Effectiveness of Redemption. If notice of redemption of any shares of Series F Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series F Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation (the “Series F Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series F Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Series F Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 6. Series G Preferred Stock.
(a)    Designation of Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series G Preferred Stock”). Each share of Series G Preferred Stock shall be identical in all respects to every other share of Series G Preferred Stock. Series G Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.
(b)    Number of Shares. The number of authorized shares of Series G Preferred Stock shall be 200,000. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series G Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of Articles of Amendment pursuant to the provisions of the UBCA stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series G Preferred Stock.
(c)    Dividends.
(i)    Rate. Holders of Series G Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available for the payment of dividends under the UBCA, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series G Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing June 15, 2013; provided, however, if any such day is not a Business Day during the Series G Fixed Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) and, if during the Series G Floating Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day and dividends will accrue to, but excluding, the date dividends are paid; however, if the postponement would cause the dividend payment date to fall in the next calendar month during the Series G Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding business day (each such day on which dividends are payable, a “Series G Dividend Payment Date”). The period from and including any Series G Dividend Payment Date to but excluding the next Series G Dividend Payment Date is a “Series G Dividend Period”; provided, however, that the first Series G Dividend Period shall be the period from and including the date of original issuance of Series G Preferred Stock to but excluding the next Series G Dividend Payment Date; provided, further, that if additional shares of Series G Preferred Stock are issued subsequently, the first Series G Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series G Dividend Payment Date, the period from and including such Series G Dividend Payment Date to but excluding the next Series G Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series G Dividend Payment Date, the period from and including the most recent Series G Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series G Dividend Payment Date.
For each Series G Dividend Period commencing with the initial Series G Dividend Period up to and including the Series G Dividend Period ending on March 14, 2023 (the “Series G Fixed Rate Period”) the dividend rate will be a rate per annum equal to 6.30%. For all Series G Dividend Periods thereafter (the “Series G Floating Rate Period”), the dividend rate will be an annual floating rate equal to Three-Month LIBOR plus 4.24%.
The record date for payment of dividends on Series G Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective Series G Dividend Payment Date. The amount of dividends payable per share of Series G Preferred Stock on each Series G Dividend Payment Date for the Series G Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series G Preferred Stock on each Series G Dividend Payment Date for the Series G Floating Rate Period shall be calculated on the basis of a 360-day year of the actual number of days in such Series G Dividend Period. The amount of dividends payable per share of Series G Preferred Stock on each Series G Dividend Payment Date for each full dividend period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series G Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series G Preferred Stock that may be in arrears.
(ii)    Non-Cumulative Dividends. Dividends on shares of Series G Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series G Preferred Stock on any Series G Dividend Payment Date are not declared and paid, in full or otherwise, on such Series G Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Corporation shall have no obligation to pay dividends for such Series G Dividend Period, whether or not dividends on Series G Preferred Stock are declared for any future Series G Dividend Period.
(iii)    Priority of Dividends. During any Series G Dividend Period (other than the first Series G Dividend Period), so long as any share of Series G Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section 6(c)(i) for each share of Series G Preferred Stock as of the Series G Dividend Payment Date for the then-current Series G Dividend Period have been paid, or declared and funds set aside therefor, and the Corporation is not in default on its obligations to redeem any shares of Series G Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Corporation, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series G Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series G Dividend Payment Date for which dividends are not paid in full upon the shares of Series G Preferred Stock and any Parity Stock, all dividends declared upon shares of Series G Preferred Stock and any Parity Stock for payment on such Series G Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series G Preferred Stock shall not be entitled to participate in any such dividend.
(d)    Redemption.
(i)    Optional Redemption. Series G Preferred Stock shall not be redeemable by the Corporation prior to March 15, 2023. On such date and every day thereafter (hereinafter referred to as a “Series G Redemption Date”), the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series G Preferred Stock at the time outstanding upon notice given as provided in Section 6(d)(ii) below. The redemption price for shares of Series G Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series G Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series G Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series G Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series G Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series G Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series G Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section 6(d)(ii) below.
(ii)    Notice of Redemption. Notice of every redemption of shares of Series G Preferred Stock shall be mailed by first class mail to the holders of record of Series G Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series G Preferred Stock or Series G Preferred Stock are held in book-entry form through the DTC, the Corporation may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section 6(d)(ii) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series G Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series G Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(iii)    Partial Redemption. In case of any redemption of only part of the shares of Series G Preferred Stock at the time outstanding, the shares of Series G Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series G Preferred Stock in proportion to the number of Series G Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6(d), the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series G Preferred Stock shall be redeemed from time to time.
(iv)    Effectiveness of Redemption. If notice of redemption of any shares of Series G Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series G Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation (the “Series G Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series G Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Series G Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Series H Preferred Stock.
(a)    Designation of Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series H Preferred Stock”). Each share of Series H Preferred Stock shall be identical in all respects to every other share of Series H Preferred Stock. Series H Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.
(b)    Number of Shares. The number of authorized shares of Series H Preferred Stock shall be 126,222. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series H Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of Articles of Amendment pursuant to the provisions of the UBCA stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series H Preferred Stock.
(c)    Dividends.

(i)    Rate. Holders of Series H Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available for the payment of dividends under the UBCA, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series H Preferred Stock, and no more, payable quarterly in arrears on the 15th day of March, June, September and December of each year commencing June 15, 2013; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Series H Dividend Payment Date”). The period from and including any Series H Dividend Payment Date to but excluding the next Series H Dividend Payment Date is a “Series H Dividend Period”; provided, however, that the first Series H Dividend Period shall be the period from and including the date of original issuance of Series H Preferred Stock to but excluding the next Series H Dividend Payment Date; provided, further, that if additional shares of Series H Preferred Stock are issued subsequently, the first Series H Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series H Dividend Payment Date, the period from and including such Series H Dividend Payment Date to but excluding the next Series H Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series H Dividend Payment Date, the period from and including the most recent Series H Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series H Dividend Payment Date.
Dividends on each share of Series H Preferred Stock will be payable, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, on the liquidation preference of $1,000 per share at a rate per annum equal to 5.75%.
The record date for payment of dividends on Series H Preferred Stock shall be the March 1, June 1, September 1 and December 1 immediately preceding the respective Series H Dividend Payment Date. The amount of dividends payable per share of Series H Preferred Stock on each Series H Dividend Payment Date shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series H Preferred Stock on each Series H Dividend Payment Date for each full dividend period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series H Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series H Preferred Stock that may be in arrears.
(ii)    Non-Cumulative Dividends. Dividends on shares of Series H Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series H Preferred Stock on any Series H Dividend Payment Date are not declared and paid, in full or otherwise, on such Series H Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Corporation shall have no obligation to pay dividends for such Series H Dividend Period, whether or not dividends on Series H Preferred Stock are declared for any future Series H Dividend Period.
(iii)    Priority of Dividends. During any Series H Dividend Period (other than the first Series H Dividend Period), so long as any share of Series H Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section 7(c)(i) for each share of Series H Preferred Stock as of the Series H Dividend Payment Date for the then-current Series H Dividend Period have been paid, or declared and funds set aside therefor, and the Corporation is not in default on its obligations to redeem any shares of Series H Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the

Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Corporation, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series H Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series H Dividend Payment Date for which dividends are not paid in full upon the shares of Series H Preferred Stock and any Parity Stock, all dividends declared upon shares of Series H Preferred Stock and any Parity Stock for payment on such Series H Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series H Preferred Stock shall not be entitled to participate in any such dividend.
(d)    Redemption.
(i)    Optional Redemption. Series H Preferred Stock shall not be redeemable by the Corporation prior to June 15, 2019. On such date and every day thereafter (hereinafter referred to as a “Series H Redemption Date”), the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series H Preferred Stock at the time outstanding upon notice given as provided in Section 7(d)(ii) below. The redemption price for shares of Series H Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series H Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series H Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series H Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series H Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series H Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series H Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section 7(d)(ii) below.
(ii)    Notice of Redemption. Notice of every redemption of shares of Series H Preferred Stock shall be mailed by first class mail to the holders of record of Series H Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series H Preferred Stock or Series H Preferred Stock are held in book-entry form through the DTC, the Corporation may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section 7(d)(ii) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series H Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series H Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series H Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series H Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(iii)    Partial Redemption. In case of any redemption of only part of the shares of Series H Preferred Stock at the time outstanding, the shares of Series H Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series H Preferred Stock in proportion to the number of Series H Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 7(d), the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series H Preferred Stock shall be redeemed from time to time.
(iv)    Effectiveness of Redemption. If notice of redemption of any shares of Series H Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series H Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation (the “Series H Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series H Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Series H Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 8. Series I Preferred Stock.
(a)    Designation of Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series I Preferred Stock”). Each share of Series I Preferred Stock shall be identical in all respects to every other share of Series I Preferred Stock. Series I Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.
(b)    Number of Shares. The number of authorized shares of Series I Preferred Stock shall be 300,893. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series I Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of Articles of Amendment pursuant to the provisions of the UBCA stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series I Preferred Stock.
(c)    Dividends.
(i)    Rate. Holders of Series I Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available for the payment of dividends under the UBCA, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series I Preferred Stock, and no more, payable (i) semi-annually in arrears on the 15th day of June and December of each year commencing December 15, 2013 and ending on June 15, 2023, and (ii)  quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on September 15, 2023; provided, however, if any such day is not a Business Day during the Series I Fixed Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) and, if during the Series I Floating Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day and dividends will accrue to, but excluding, the date dividends are paid; however, if the postponement would cause the dividend payment date to fall in the next calendar month during the Series I Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding business day (each such day on which dividends are payable, a “Series I Dividend Payment Date”). The period from and including any Series I Dividend Payment Date to but excluding the next Series I Dividend Payment Date is a “Series I Dividend Period”; provided, however, that the first Series I Dividend Period shall be the period from and including the date of original issuance of Series I Preferred Stock to but excluding the next Series I Dividend Payment Date; provided, further, that if additional shares of Series I Preferred Stock are issued subsequently, the first Series I Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series I Dividend Payment Date, the period from and including such Series I Dividend Payment Date to but excluding the next Series I Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series I Dividend Payment Date, the period from and including the most recent Series I Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series I Dividend Payment Date.
For each Series I Dividend Period commencing with the initial Series I Dividend Period up to and including the Series I Dividend Period ending on June 14, 2023 (the “Series I Fixed Rate Period”) the dividend rate will be a rate per annum equal to 5.80%. For all Series I Dividend Periods thereafter (the “Series I Floating Rate Period”), the dividend rate will be an annual floating rate equal to Three-Month LIBOR plus 3.80%.
The record date for payment of dividends on Series I Preferred Stock shall be (i) during the Series I Fixed Rate Period, the June 1 and December 1 immediately preceding the respective Series I Dividend Payment Date, and (ii) during the Series I Floating Rate Period, the March 1, June 1, September 1 and December 1 immediately preceding the respective Series I Dividend Payment Date. The amount of dividends payable per share of Series I Preferred Stock on each Series I Dividend Payment Date for the Series I Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series I Preferred Stock on each Series I Dividend Payment Date for the Series I

Floating Rate Period shall be calculated on the basis of a 360-day year of the actual number of days in such Series I Dividend Period. The amount of dividends payable per share of Series I Preferred Stock on each Series I Dividend Payment Date during the Series I Fixed Rate Period for each full dividend period during that period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series I Dividend Period by 1/2, and multiplying the rate obtained by $1,000. The amount of dividends payable per share of Series I Preferred Stock on each Series I Dividend Payment Date during the Series I Floating Rate Period for each full dividend period during that period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series I Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series I Preferred Stock that may be in arrears.
(ii)    Non-Cumulative Dividends. Dividends on shares of Series I Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series I Preferred Stock on any Series I Dividend Payment Date are not declared and paid, in full or otherwise, on such Series I Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Corporation shall have no obligation to pay dividends for such Series I Dividend Period, whether or not dividends on Series I Preferred Stock are declared for any future Series I Dividend Period.
(iii)    Priority of Dividends. During any Series I Dividend Period (other than the first Series I Dividend Period), so long as any share of Series I Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section 8(c)(i) for each share of Series I Preferred Stock as of the Series I Dividend Payment Date for the then-current Series I Dividend Period have been paid, or declared and funds set aside therefor, and the Corporation is not in default on its obligations to redeem any shares of Series I Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Corporation, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series I Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series I Dividend Payment Date for which dividends are not paid in full upon the shares of Series I Preferred Stock and any Parity Stock, all dividends declared upon shares of Series I Preferred Stock and any Parity Stock for payment on such Series I Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series I Preferred Stock shall not be entitled to participate in any such dividend.
(d)    Redemption.
(i)    Optional Redemption. Series I Preferred Stock shall not be redeemable by the Corporation prior to June 15, 2023. On such date and every day thereafter (hereinafter referred to as a “Series I Redemption Date”), the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series I Preferred Stock at the time outstanding upon notice given as provided in Section 8(d)(ii) below. The redemption price for shares of Series I Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series I Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series I Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series I Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series I Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series I Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series I Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section 8(d)(ii) below.
(ii)    Notice of Redemption. Notice of every redemption of shares of Series I Preferred Stock shall be mailed by first class mail to the holders of record of Series I Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series I Preferred Stock or Series I Preferred Stock are held in book-entry form through the DTC, the Corporation may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section 8(d)(ii) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series I Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series I Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series I Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series I Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(iii)    Partial Redemption. In case of any redemption of only part of the shares of Series I Preferred Stock at the time outstanding, the shares of Series I Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series I Preferred Stock in proportion to the number of Series I Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 8(d), the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series I Preferred Stock shall be redeemed from time to time.
(iv)    Effectiveness of Redemption. If notice of redemption of any shares of Series I Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series I Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation (the “Series I Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series I Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Series I Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 9. Series J Preferred Stock.
(a)    Designation of Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock. A series of Preferred Stock shall be hereby designated “Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock” (hereinafter referred to as “Series J Preferred Stock”). Each share of Series J Preferred Stock shall be identical in all respects to every other share of Series J Preferred Stock. Series J Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock in each case with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.
(b)    Number of Shares. The number of authorized shares of Series J Preferred Stock shall be 195,152. Such number may from time to time be increased (but not in excess of the then total number of authorized and undesignated shares of Preferred Stock) or decreased (but not below the number of shares of Series J Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of Articles of Amendment pursuant to the provisions of the UBCA stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series J Preferred Stock.
(c)    Dividends.
(i)    Rate. Holders of Series J Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available for the payment of dividends under the UBCA, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series J Preferred Stock, and no more, payable (i) semi-annually in arrears on the 15th day of March and September of each year commencing March 15, 2014 and ending on September 15, 2023, and (ii) quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on December 15, 2023; provided, however, if any such day is not a Business Day during the Series J Fixed Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) and, if during the Series J Floating Rate Period (as defined below), then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day and dividends will accrue to, but excluding, the date dividends are paid; however, if the postponement would cause the dividend payment date to fall in the next calendar month during the Series J Floating Rate

Period, the dividend payment date will instead be brought forward to the immediately preceding business day (each such day on which dividends are payable, a “Series J Dividend Payment Date”). The period from and including any Series J Dividend Payment Date to but excluding the next Series J Dividend Payment Date is a “Series J Dividend Period”; provided, however, that the first Series J Dividend Period shall be the period from and including the date of original issuance of Series J Preferred Stock to but excluding the next Series J Dividend Payment Date; provided, further, that if additional shares of Series J Preferred Stock are issued subsequently, the first Series J Dividend Period with respect to such shares shall be (A) if the date of such subsequent issuance is a Series J Dividend Payment Date, the period from and including such Series J Dividend Payment Date to but excluding the next Series J Dividend Payment Date and (B) if the date of such subsequent issuance is not a Series J Dividend Payment Date, the period from and including the most recent Series J Dividend Payment Date preceding the date of such subsequent issuance to but excluding the next Series J Dividend Payment Date.
For each Series J Dividend Period commencing with the initial Series J Dividend Period up to and including the Series J Dividend Period ending on September 14, 2023 (the “Series J Fixed Rate Period”) the dividend rate will be a rate per annum equal to 7.20%. For all Series J Dividend Periods thereafter (the “Series J Floating Rate Period”), the dividend rate will be an annual floating rate equal to Three-Month LIBOR plus 4.44%.
The record date for payment of dividends on Series J Preferred Stock shall be (i) during the Series J Fixed Rate Period, the March 1 and September 1 immediately preceding the respective Series J Dividend Payment Date, and (ii) during the Series J Floating Rate Period, the March 1, June 1, September 1 and December 1 immediately preceding the respective Series J Dividend Payment Date. The amount of dividends payable per share of Series J Preferred Stock on each Series J Dividend Payment Date for the Series J Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. The amount of dividends payable per share of Series J Preferred Stock on each Series J Dividend Payment Date for the Series J Floating Rate Period shall be calculated on the basis of a 360-day year of the actual number of days in such Series J Dividend Period. The amount of dividends payable per share of Series J Preferred Stock on each Series J Dividend Payment Date during the Series J Fixed Rate Period for each full dividend period during that period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series J Dividend Period by 1/2, and multiplying the rate obtained by $1,000. The amount of dividends payable per share of Series J Preferred Stock on each Series J Dividend Payment Date during the Series J Floating Rate Period for each full dividend period during that period will be calculated by multiplying the per annum dividend rate described above in effect for the related Series J Dividend Period by 1/4, and multiplying the rate obtained by $1,000. No interest will be payable in respect of any dividend payment on shares of Series J Preferred Stock that may be in arrears.
(ii)    Non-Cumulative Dividends. Dividends on shares of Series J Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series J Preferred Stock on any Series J Dividend Payment Date are not declared and paid, in full or otherwise, on such Series J Dividend Payment Date, then such unpaid dividends shall not accrue or be payable and the Corporation shall have no obligation to pay dividends for such Series J Dividend Period, whether or not dividends on Series J Preferred Stock are declared for any future Series J Dividend Period.
(iii)    Priority of Dividends. During any Series J Dividend Period (other than the first Series J Dividend Period), so long as any share of Series J Preferred Stock remains outstanding, unless dividends in an amount computed in accordance with Section 9(c)(i) for each share of Series J Preferred Stock as of the Series J Dividend Payment Date for the then-current Series J Dividend Period have been paid, or declared and funds set aside therefor, and the Corporation is not in default on its obligations to redeem any shares of Series J Preferred Stock that have been called for redemption, (A) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (B) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such shares by the Corporation, and (C) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series J Preferred Stock and such Parity Stock, except by conversion into or in exchange for Junior Stock. On any Series J Dividend Payment Date for which dividends are not paid in full upon the shares of Series J Preferred Stock and any Parity Stock, all dividends declared upon shares of Series J Preferred Stock and any Parity Stock for payment on such Series J Dividend Payment Date shall be declared on a proportionate basis. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available therefor, and the shares of Series J Preferred Stock shall not be entitled to participate in any such dividend.
(d)    Redemption.
(i)    Optional Redemption. Series J Preferred Stock shall not be redeemable by the Corporation prior to September 15, 2023. On such date and every day thereafter (hereinafter referred to as a “Series J Redemption Date”), the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series J Preferred Stock at the time outstanding upon notice given as provided in Section 9(d)(ii) below. The redemption price for shares of Series J Preferred Stock shall be $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the Series J Redemption Date; provided, however, if any such day is not a Business Day, then any shares called for redemption will be redeemed on the next succeeding day that is a Business Day and any payment otherwise payable on the Series J Redemption Date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay). Holders of Series J Preferred Stock shall not have any right to require the redemption or repurchase of any shares of Series J Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Series J Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, all (but not less than all) of the shares of Series J Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, through but not including the date of such redemption, upon notice given as provided in Section 9(d)(ii) below.
(ii)    Notice of Redemption. Notice of every redemption of shares of Series J Preferred Stock shall be mailed by first class mail to the holders of record of Series J Preferred Stock to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if depositary shares representing Series J Preferred Stock or Series J Preferred Stock are held in book-entry form through the DTC, the Corporation may give notice in any manner permitted by the DTC). Any notice mailed as provided in this Section 9(d)(ii) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series J Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series J Preferred Stock. Each notice shall state (A) the redemption date, (B) the number of shares of Series J Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where the certificates evidencing shares of Series J Preferred Stock are to be surrendered for payment of the redemption price and (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date.
(iii)    Partial Redemption. In case of any redemption of only part of the shares of Series J Preferred Stock at the time outstanding, the shares of Series J Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series J Preferred Stock in proportion to the number of Series J Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 9(d), the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series J Preferred Stock shall be redeemed from time to time.
(iv)    Effectiveness of Redemption. If notice of redemption of any shares of Series J Preferred Stock has been duly given and if the funds necessary for the redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series J Preferred Stock so called for redemption, separate and apart from its other assets, in trust, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation (the “Series J Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date (A) all shares so called for redemption shall cease to be outstanding, (B) all declared but unpaid dividends with respect to such shares shall cease to accrue, and (C) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Series J Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Series J Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 10. General Terms of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock.
(a)    Liquidation Rights.
(i)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, holders of Series A Preferred Stock, Series C Preferred

Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of the holders of any class or series of securities ranking senior to Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, as the case may be, before any distribution of assets of the Corporation is made to the holders of Junior Stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series A Preferred Stock, the holders of Series C Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock, the holders of Series H Preferred Stock, the holders of Series I Preferred Stock and the holders of Series J Preferred Stock shall not be entitled to any other amounts from the Corporation after such holders have received their full liquidating distribution.
(ii)    Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any declared and unpaid dividends to the date of liquidation to all holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any Parity Stock, the amounts paid to the holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and all Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidation preferences plus any declared and unpaid dividends of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and all such Parity Stock to the date of liquidation.
(iii)    Residual Distributions. If the liquidation preference plus any declared and unpaid dividends to the date of liquidation has been paid in full to all holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(iv)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 10(a), the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, as the case may be, receive cash, securities or property for their shares, or the sale, lease or exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation for cash, securities or other property shall not constitute a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation.
(b)    Voting Rights. The holders of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and as provided in this Section 10(b). Each holder of Series A Preferred Stock, each holder of Series C Preferred Stock, each holder of Series F Preferred Stock, each holder of Series G Preferred Stock, each holder of Series H Preferred Stock, each holder of Series I Preferred Stock and each holder of Series J Preferred Stock will have one vote per share on any matter in which holders of such shares are entitled to vote, including when acting by written consent.

The voting rights of the holders of Series A Preferred Stock provided in this Section 10(b) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 3(d)(iv).
The voting rights of the holders of Series C Preferred Stock provided in this Section 10(b) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 4(d)(iv).
The voting rights of the holders of Series F Preferred Stock provided in this Section 10(b) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 5(d)(iv).
The voting rights of the holders of Series G Preferred Stock provided in this Section 10(b) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 6(d)(iv).
The voting rights of the holders of Series H Preferred Stock provided in this Section 10(b) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series H Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 7(d)(iv).
The voting rights of the holders of Series I Preferred Stock provided in this Section 10(b) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series I Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 8(d)(iv).
The voting rights of the holders of Series J Preferred Stock provided in this Section 10(b) shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series J Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 9(d)(iv).
(i)    Supermajority Voting Rights - Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any Parity Stock that is Preferred Stock at the time outstanding, voting together as a class, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking senior to the shares of Series A Preferred Stock, Series C Preferred Stock, Series F

Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, as the case may be, with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation.
(ii)    Supermajority Voting Rights for Series A Preferred Stock - Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series A Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Articles of Incorporation or of any articles of amendment creating Series A Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series A Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series A Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series A Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation; (B) any change to the number of directors or classification of or number of classes of directors of the Corporation; and (C) the occurrence of a merger or consolidation involving the Corporation, so long as any of the shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series A Preferred Stock, taking into account that upon the occurrence of this event the Corporation may not be the surviving entity.
(iii)    Supermajority Voting Rights for Series C Preferred Stock - Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series C Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Articles of Incorporation or of any articles of amendment creating Series C Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series C Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series C Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series C Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation; (B) any change to the number of directors or classification of or number of classes of directors of the Corporation; and (C) the occurrence of a merger or consolidation involving the Corporation, so long as any of the shares of Series C Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series C Preferred Stock, taking into account that upon the occurrence of this event the Corporation may not be the surviving entity.
(iv)    Supermajority Voting Rights for Series F Preferred Stock - Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series F Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Articles of Incorporation or of any articles of amendment creating Series F Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series F Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series F Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series F Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation; (B) any change to the number of directors or classification of or number of classes of directors of the Corporation; and (C) the occurrence of a merger or consolidation involving the Corporation, so long as any of the shares of Series F Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series F Preferred Stock, taking into account that upon the occurrence of this event the Corporation may not be the surviving entity.
(v)    Supermajority Voting Rights for Series G Preferred Stock - Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series G Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Articles of Incorporation or of any articles of amendment creating Series G Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series G Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series G Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series G Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation; (B) any change to the number of directors or classification of or number of classes of directors of the Corporation; and (C) the occurrence of a merger or consolidation involving the Corporation, so long as any of the shares of Series G Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series G Preferred Stock, taking into account that upon the occurrence of this event the Corporation may not be the surviving entity.
(vi)    Supermajority Voting Rights for Series H Preferred Stock - Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series H Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Articles of Incorporation or of any articles of amendment creating Series H Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series H Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series H Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series H Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series H Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation; (B) any change to the number of directors or classification of or number of classes of directors of the Corporation; and (C) the occurrence of a merger or consolidation involving the Corporation, so long as any of the shares of Series H Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series H Preferred Stock, taking into account that upon the occurrence of this event the Corporation may not be the surviving entity.
(vii)    Supermajority Voting Rights for Series I Preferred Stock - Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series I Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Articles of Incorporation or of any articles of amendment creating Series I Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series I Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series I Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series I Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series I Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation; (B) any change to the number of directors or classification of or number of classes of directors of the Corporation; and (C) the occurrence of a merger or consolidation involving the Corporation, so long as any of the shares of Series I Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series I Preferred Stock, taking into account that upon the occurrence of this event the Corporation may not be the surviving entity.
(viii)    Supermajority Voting Rights for Series J Preferred Stock - Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of Series J Preferred Stock at the time outstanding voting separately as a class, shall be required to authorize any amendment of the Articles of Incorporation or of any articles of amendment creating Series J Preferred Stock or any other series of Preferred Stock, as the case may be, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series J Preferred Stock, taken as a whole; provided, however, that the following shall be deemed not to materially and adversely affect any power, preference or right of Series J Preferred Stock: (A) any increase in the amount of the authorized or issued shares of Series J Preferred Stock or the amount of the authorized shares of Common Stock or Preferred Stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Common Stock or other equity securities ranking equally with and/or junior to Series J Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation; (B) any change to the number of directors or classification of or number of classes of directors of the Corporation; and (C) the occurrence of a merger or consolidation involving the Corporation, so long as any of the shares of Series J Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as Series J Preferred Stock, taking into account that upon the occurrence of this event the Corporation may not be the surviving entity.
(ix)    Special Voting Right.
(A)    Voting Right. If and whenever dividends on Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or any other class or series of Voting Parity Stock have not been declared and paid in an aggregate amount at least equal as to any such class or series, to the amount of dividends payable on such class and series at its respective stated dividend rate for a period of six quarterly dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the number of directors then constituting the Board of Directors of the Corporation shall be increased by two. Holders of all classes and series of any Voting Parity Stock as to which a Nonpayment exists (including, if applicable, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock) will be entitled to vote together as a single class for the election of the two additional members of the Corporation’s Board of Directors (the “Preferred Directors”), provided that the election of such directors must not cause the Corporation to violate the listing standards of the Nasdaq Stock Market (or other exchange on which the Corporation’s securities may be listed) or the rules and regulations of any other regulatory or self-regulatory body. At no time will the Corporation’s Board of Directors include more than two Preferred Directors.
(B)    Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Voting Parity Stock with respect to which a Nonpayment exists (including, if applicable, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock), called as provided herein. In the event of a Nonpayment, the Secretary of the Corporation, upon the written request of any holder of record of at least 20% of the outstanding shares of any Voting Parity Stock with respect to which a Nonpayment exists (including, if applicable, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock) addressed to the Secretary at the Corporation’s principal office, must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of all Voting Parity Stock with respect to which a Nonpayment exists for the election of the Preferred Directors to be elected by them as provided in Section 10(b)(ix)(C) below. So long as the voting rights granted pursuant to Section 10(b)(ix)(A) have not ceased, holders of any and all Voting Parity Stock with respect to which a Nonpayment exists (including, if applicable, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock), voting together as a single class, will continue to elect such directors at each subsequent annual meeting. The Preferred Directors shall each be entitled to one vote per director on any matter.
(C)    Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s Bylaws (“Bylaws”) for a special meeting of the shareholders. If the Secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series A Preferred Stock, any holder of Series C Preferred Stock, any holder of Series F Preferred Stock, any holder of Series G Preferred Stock, any holder of Series H Preferred Stock, any holder of Series I Preferred Stock or any holder of Series J

Preferred Stock may (at our expense) call such meeting, upon notice as provided in this Section 10(b)(ix)(C), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated or removed pursuant to Section 10(b)(ix)(D).
(D)    Termination; Removal; Vacancy. If and when full dividends have been paid for at least four quarterly dividend periods following a Nonpayment on any class or series of Voting Parity Stock with respect to which a Nonpayment exists or existed, the voting right granted pursuant to Section 10(b)(ix)(A) will cease with respect to that class or series (subject to revesting in the event of each subsequent Nonpayment). If and when full dividends have been paid for at least four quarterly dividend periods on all classes and series of Voting Parity Stock as to which a Nonpayment exists or existed, the terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Board of Directors of the Corporation will be automatically decreased by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of all classes and series of Voting Parity Stock with respect to which a Nonpayment then exists voting together as a single class. So long as the voting rights granted pursuant to Section 10(b)(ix)(A) remain in effect, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office or, if none remains in office, by the vote or consent of the holders of record of a majority of the outstanding shares of all classes and series of Voting Parity Stock with respect to which a Nonpayment then exists voting together as a single class, with the successor to serve until the next annual meeting of shareholders.
(c)    Conversion; Exchange. The holders of Series A Preferred Stock, the holders of Series C Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock, the holders of Series H Preferred Stock, the holders of Series I Preferred Stock and the holders of Series J Preferred Stock shall not have any rights to convert such Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, respectively, into, or exchange such Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock for, shares of any other class of capital stock of the Corporation.
(d)    Other Issuances. Notwithstanding anything set forth in the Articles of Incorporation or the Articles of Amendment establishing the rights and preferences of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, without the vote or consent of the holders of Series A Preferred Stock, the holders of Series C Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock, the holders of Series H Preferred Stock, the holders of Series I Preferred Stock or the holders of Series J Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 10(b), any class of securities ranking senior to Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock as to the payment of dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.
(e)    Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
(f)    Unissued or Reacquired Shares. Shares of Series A Preferred Stock, shares of Series C Preferred Stock, shares of Series F Preferred Stock, shares of Series G Preferred Stock, shares of Series H Preferred Stock, shares of Series I Preferred Stock and shares of Series J Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
(g)    No Sinking Fund. Shares of Series A Preferred Stock, shares of Series C Preferred Stock, shares of Series F Preferred Stock, shares of Series G Preferred Stock, shares of Series H Preferred Stock, shares of Series I Preferred Stock and shares of Series J Preferred Stock are not subject to the operation of a sinking fund.
ARTICLE IV
DIRECTORS
The number of directors of the Corporation will not be less than three. The number of directors will be fixed by the Bylaws, and may be increased or decreased from time to time by amendment to the Bylaws. There will be no right of cumulative voting for the election of directors of the Board of Directors.
Except with respect to any director who may be elected solely by the holders of any classes or series of Preferred Stock, directors will be elected annually for terms of one year and will hold office until the next succeeding annual meeting. In all cases, directors will hold office until their respective successors are elected by the shareholders and have been qualified. Directors who may be elected solely by the holders of any classes or series of Preferred Stock will serve for such term or terms and under such other provisions as are specified under Article III.
Any director may be removed at any time, but only by the affirmative vote of the holders of two-thirds of the issued and outstanding shares then entitled to vote at an election of directors.
The names of the directors and their addresses as originally stated in the Articles of Incorporation are as follows:
Roy W. Simmons            Salt Lake City, Utah
Louis H. Callister            Salt Lake City, Utah
William P. Harlin            Salt Lake City, Utah
J.T. Cole                Salt Lake City, Utah
W.H. Dobson                Salt Lake City, Utah
ARTICLE V
MANAGEMENT
A majority of the members of the Board of Directors will be necessary and sufficient to constitute a quorum, and will be authorized to transact the business and exercise the corporate powers of the Corporation.
The general management of the Corporation will rest with the Board of Directors, which may adopt such Bylaws as they deem proper, not inconsistent with these Articles or the laws of the state of Utah, and may appoint such committees and agents for the carrying out of the work of the Corporation as they deem for the best interests of the Corporation, and may invest such committees and agents with such powers in the management of the Corporation as the Board of Directors may deem for the best interests of the Corporation. The Board of Directors will have the power and authority to prescribe the duties of the officers of the Corporation, fix their salaries and generally conduct, control and regulate the Corporation’s business and its affairs.
ARTICLE VI
PRINCIPAL ADDRESS
The principal address of the Corporation is One South Main Street, Salt Lake City, Utah 84133. Such office may be changed at any time by the Board of Directors without amendment to these Articles.
ARTICLE VII
REGISTERED OFFICE AND REGISTERED AGENT
The name and address of the Corporation’s commercial registered agent is as follows:
Corporation Service Company
2180 South 1300 East, Suite 650
Salt Lake City, UT 84106
ARTICLE VIII
SHAREHOLDER MEETINGS
Meetings of the shareholders of the Corporation will be held at such place, either within or without the state of Utah, as may be provided in the Bylaws.
ARTICLE IX
NO PREEMPTIVE RIGHTS
The shareholders of the Corporation will not have preemptive rights to acquire unissued shares, treasury shares, or any other securities of the Corporation.
ARTICLE X
RELATED PERSON TRANSACTIONS
Section 1. Approval of Related Person Transactions. In addition to the requirements of the provisions of any series of preferred stock which may be outstanding, and whether or not a vote of the shareholders is otherwise required, the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any interest (other than only a proportionate interest as a shareholder of the Corporation); provided, however, that the eighty percent (80%) voting requirement shall not be applicable if (a) the Business Transaction is Duly Approved by the Continuing Directors, or (b) all of the following conditions are satisfied:
(a)    The Business Transaction is a merger or consolidation on sale of substantially all of the assets of the Corporation, and the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such merger or consolidation or the date of distribution to shareholders of the Corporation of the proceeds from such sale of assets) by holders of common stock of the Corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person’s Highest Common Stock Purchase Price;

(b)    After such Related Person has become the Beneficial Owner of not less than fifteen percent (15%) of the voting power of the Voting Stock and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock or securities convertible into Voting Stock, except (1) as a part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock or (2) as a result of a pro rata stock dividend or stock split; and
(c)    Prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, (1) received the benefit (other than only a proportionate benefit as a shareholder of the Corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its subsidiaries, (2) caused any material change in the Corporation’s business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation or (3) except as Duly Approved by the Continuing Directors, caused the Corporation to fail to declare and pay quarterly cash dividends on the outstanding common stock on a per share basis at least equal to the cash dividends being paid thereon by the Corporation immediately prior to the date on which the Related Person became a Related Person.
Section 2. Definitions. For the purpose of this Article X:
(a)    The term “Business Transaction” shall mean (1) any merger or consolidation involving the Corporation or a subsidiary of the Corporation, (2) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets either of the Corporation or of a subsidiary of the Corporation, (3) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of an entity to the Corporation or a subsidiary of the Corporation, (4) the issuance, sale, exchange or other disposition (in one transaction or a series of related transactions) by the Corporation or a subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation having an aggregate fair market value of $5,000,000 or more, (5) any recapitalization or reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of Voting Securities outstanding, (6) any liquidation, spinoff, split-off, split-up or dissolution of the Corporation, and (7) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.
(b)    The term “Related Person” shall mean and include (1) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock or was the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock (a) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (b) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation or (c) as of the record date for the determination of shareholders entitled to notice of and to vote on, or consent to, the Business Transaction, and (2) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term “Related Person” shall not include the Corporation, a wholly owned subsidiary of the Corporation, any employee stock ownership or other employee benefit plan of the Corporation or any wholly owned subsidiary of the Corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.
(c)    The term “Beneficial Owner” shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on February 21, 1986; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such Voting Stock.
(d)    The term “Highest Common Stock Purchase Price” shall mean the highest amount of consideration paid by such Related Person for a share of common stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) in the transaction which resulted in such Related Person becoming a Related Person or within one year prior to the date such Related Person became a Related Person, whichever is higher; provided, however, that the Highest Common Stock Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other similar corporate readjustment in the number of outstanding shares of common stock of the Corporation between the last date upon which such Related Person paid the Highest Common Stock Purchase Price to the effective date of the merger or consolidation or the date of distribution to shareholders of the Corporation of the proceeds from the sale of substantially all of the assets of the Corporation referred to in subparagraph (a) of Section 1 of this Article X.
(e)    The term “Substantial Part” shall mean more than twenty percent (20%) of the fair market value of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity at the time the shareholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.
(f)    In the event of a merger in which the Corporation is the surviving corporation for the purpose of subparagraph (a) of Section 1 of this Article X, the phrase “property, securities or other consideration to be received” shall include, without limitation, common stock of the Corporation retained by its shareholders (other than such Related Person).
(g)    The term “Voting Stock” shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article X as one class.
(h)    The term “Preferred Stock” shall mean each class or series of capital stock which may from time to time be authorized in or by Article III of the Restated Articles of Incorporation which is not designated as “Common Stock.”
(i)    The term “Continuing Director” shall mean a director who either was a member of the Board of Directors of the Corporation on February 21, 1986, or who became a director of the Corporation subsequent to such date and whose election, or nomination for election by the Corporation’s shareholders, was Duly Approved by the Continuing Directors then on the Board, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director be considered a “Continuing Director” if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a shareholder of the Corporation).
(j)    The term “Duly Approved by the Continuing Directors” shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

(k)    The term “Affiliate,” used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.
(l)    The term “Associate,” used to indicate a relationship with a specified person, shall mean (1) any corporation, partnership or other organization of which such specified person is an officer or partner; (2) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity; (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any of its subsidiaries; and (4) any person who is a director, officer or partner of such specified person or of any corporation (other than the Corporation or any wholly owned subsidiary of the Corporation), partnership or other entity which is an Affiliate of such specified person.
Section 3.    For the purpose of this Article X, so long as Continuing Directors constitute at least two-thirds of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (1) the number of shares of Voting Stock of which any person is the Beneficial Owner, (2) whether a person is a Related Person or is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (4) whether the assets subject to any Business Transaction constitute a Substantial Part, (5) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the Corporation), (6) whether a Related Person has, directly or indirectly, received the benefit or caused any of the changes or failure to pay dividends referred to in subparagraph (c) of Section 1 of this Article X, and (7) such other matters with respect to which a determination is required under this Article X; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article X.
Section 4.    Nothing contained in this Article X shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.
Section 5.    The fact that any Business Transaction complies with the provisions of Section 1 of this Article X shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the shareholders of the Corporation.
Section 6.    Notwithstanding any other provisions of this Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Article X may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock.
ARTICLE XI
LIMITATION ON LIABLITY OF DIRECTORS
No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation for acts or omissions occurring prior to the effective date of such repeal or modification.
ARTICLE XII
AMENDMENT
These Articles may be amended, altered, changed, or repealed in any manner prescribed by the UBCA; provided, however, an affirmative vote of two-thirds of the outstanding and issued shares entitled by statute to vote will be required to amend, alter, change or repeal the third paragraph of Article IV, or any provision of Article V or XII or any other provision of these Articles if the amendment, alteration, change or repeal would: (a) restrict, limit or alter the power or authority of the Board of Directors or any other officer or agent of the Corporation; (b) vest any powers of the Corporation in any other officer or agent other than the Board of Directors, or officers and agents appointed by or under the authority of the Board of Directors; (c) require the approval of any shareholders in order for the Board of Directors or any officer or agent to take any action; or (d) change the number of directors, the quorum requirements for any meeting of the Board of Directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of directors, or the place of such meetings.
The undersigned does hereby acknowledge, under penalties of perjury, that this document is the act and deed of the Corporation, and that the facts herein stated are true.
DATED this 8th day of July 2014.
ZIONS BANCORPORATION

By:     /s/ Thomas E. Laursen
Name:    Thomas E. Laursen
Title:    Executive Vice President,
General Counsel and Secretary